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NetApp, Inc.

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Equity Plan Authorization Proposal NetApp July 31, 2023

Forward-Looking Safe Harbor Statement This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements that refer, directly or indirectly, to future events or outcomes and, as such, are inherently not factual, but rather reflect only our current views with respect to future events and are based on numerous assumptions and assessments. These statements include, but are not limited to, statements about our future growth, value creation strategy and competition. You should not place undue reliance on any forward-looking statements. Actual results may differ materially from our statements for a variety of reasons, including, without limitation, our ability to keep pace with rapid industry, technological and market trends and changes in the markets in which we operate, our ability to execute our evolved cloud strategy and introduce and gain market acceptance for our products and services, our ability to maintain our customer, partner, supplier and contract manufacturer relationships on favorable terms and conditions, general global political, macroeconomic and market conditions, including inflation, rising interest rates and foreign exchange volatility and the resulting impact on demand for our products, the impact of the COV1D-19 pandemic, including supply chain disruptions, on our business operations, financial performance and results of operations, material cybersecurity and other security breaches, changes in U.S. government spending, revenue seasonality, changes in laws or regulations, including those relating to privacy, data protection and information security, and our ability to manage our gross profit margins. These and other equally important factors that may affect our future results are described more fully in reports and documents we file from time to time with the SEC, including the factors described under the section titled "Risk Factors" in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, available at www.sec.gov. All forward-looking statements included in this presentation are based on information available to us on the date hereof. Except as required by law, we disclaim any obligation to update or revise any forward-looking statement based on new information, future events or otherwise. NetApp 2 © 2023 NetApp, Inc. All rights reserved.

Equity Compensation is Vital to Our Value-Creation Strategy NetApp is requesting additional shares to support the competitiveness of our compensation program through continuation of the broad-based equity incentive plan in fiscal 2024 and 2025 PURPOSE OF THE PLAN Support incentive program competitiveness to attract and retain highly skilled employees in the software industry and geographic regions we operate within to advance our growth strategy and innovation Foster pay-for-performance culture to promote an ownership mindset among our employees to incentivize long-term value creation in alignment with the interests of our stockholders Preserve cash for strategic initiatives to avoid negative consequences of a greater cash allocation to our long-term compensation plan, if stockholders do not approve the new share request AT A GLANCE - EQUITY GRANT PRACTICES 12,700,000 new share request 3% 3-year average burn rate 6% share request Dilution 38% employees received equity incentives FY23 12.9% resulting total overhang 2 years projected plan duration Average annual dilution over the last three fiscal years was 2.4% 3 © 2023 NetApp, Inc. All rights reserved.

Equity Incentive Plan Reflects Leading Governance Practices NetApp's 2021 Equity Incentive Plan Was Approved by Shareholders in 2021 This Year's Proposal Reflects No Changes to Robust Equity Compensation Plan Practices $ WE PROMOTE SHAREHOLDER VALUE BY: • Granting equity to 38% of our employees (FY23) to drive culture of ownership and accountability • Allocating significant portion of Senior Executive equity incentives to long-term performance-based awards. In FY23, 13% of awards were granted in the form of performance-based RSUs that are eligible to vest based on performance after 3 years • Requiring 4-year vesting for service vested annual RU grants • Mandating forfeiture of unvested awards upon voluntary termination • Purchasing shares in the market to offset dilutive impact of the equity incentive program • Attracting and retaining highly skilled talent to successfully execute on our strategic priorities as evidenced by our lower voluntary attrition rate relative to the industry and high job acceptance rate ✓ EQUITY INCENTIVE PLAN GOVERNANCE PROVISIONS REFLECT BEST MARKET PRACTICES ✓ No evergreen provision ✓ No liberal share recycling for options ✓ Robust repricing prohibition ✓ Executive awards are subject to clawback ✓ No dividends on unvested awards ✓ No discounted appreciation awards ✓ Regular approval by stockholders (last submitted to vote in 2021) ✓ Limit on non-employee director awards ✓ No liberal Change of Control definition ✓ Post-vest 12-month holding requirement for executives ✓ Administered by independent Talent and Compensation Committee NetApp4 © 2023 NetApp, Inc. All rights reserved.

Contact information Kris Newton, VP Investor Relations knewton@netapp.corn NetApp 5 © 2023 NetApp, Inc. All rights reserved.